Exhibit 10.8

                                LICENSE AGREEMENT

         THIS AGREEMENT made and entered into as of May 26, 1998 by and between Toshiba Corporation, a corporation of Japan, having its principal office at 1-1, Shibaura 1-chome, Minato-ku, Tokyo 105-8001, Japan (hereinafter called 'Toshiba"), and SmartDisk Corporation, a corporation of the state of Delaware, the United States, having its principal office at 3506 Mercantile Avenue, Naples, Florida 34104 (hereinafter called "SDC");

                                   WITNESSETH:

         WHEREAS, Toshiba and Phoenix House Investments, L.L.C., a Delaware limited liability company ("Limited"), entered into the Joint Venture Agreement dated February 24, 1998 (the "JV Agreement") for the formation of SmartDisk Corporation ("SDC");

         WHEREAS, SDC intends to develop, manufacture and sell the floppy disk adapter named FlashPath for allowing reading and/or writing Toshiba's SmartMedia (SSFDC) cards, and for this purpose desires to obtain from Toshiba necessary license under Toshiba's patents, and Toshiba is willing to grant the same in accordance with the terms and conditions hereinafter set forth; and

         WHEREAS, Toshiba and SDC each represents that it is fully authorized to deal generally with and to make an agreement respecting the subject matter hereof;

         NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

                              ARTICLE 1 DEFINITIONS

For the purpose of this Agreement:

1.1 "Licensed Product" means a floppy disk adapter referenced as FlashPath as described in the Business Plan for allowing reading and/or writing Toshiba's SmartMedia.

1.2 "SmartMedia" means Toshiba's storage media using NAND flash memory with dimensions of 37.0 X 45.0 X 0.76mm and revision, modification or improvement thereof.

1.3 "Licensed Patents" means patents and patent applications relating to SmartMedia set forth in Exhibit A hereto and their foreign counterparts, and any reissues, reexarninations, renewals, extensions, continuations and continuations-in-part with respect thereto.

1.4 "Effective Date" means the date of the execution of this Agreement by the parties hereto.

1.5 "Business Plan" means a Business Plan adopted and approved by Toshiba and Limited pursuant to Section 1.4 of the JV Agreement.

                               ARTICLE 2 LICENSES

2.1 Toshiba hereby grants to SDC, during the term of this Agreement, a non-exclusive, non-transferable and non-assignable license under Licensed Patents, without the right to grant sublicense,


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to make, have made, use, offer for sale, sell, have sold or otherwise dispose of
Licensed Products in all countries of the world.

2.2 Toshiba makes no representation that Licensed Products manufactured, used, sold or otherwise disposed of under the licenses granted to SDC hereunder will not infringe patents of third parties, and Toshiba shall not be liable, either directly or as an indemnitor or otherwise, to SDC, its customer, mediate or immediate, for any infringement of third parties patents.

2.3 Toshiba is not aware of any basis on which Licensed Patents, or any portion thereof, are invalid or unenforceable, and as of the date hereof Toshiba is not aware of patents and patent applications relating to SmartMedia held by it which are necessary to conduct SDC's business related to Licensed Products as contemplated in the Business Plan other than those licensed to SDC under this Agreement. Toshiba makes no other representation and assumes no responsibility concerning the scope, validity, enforcement or maintenance of any Licensed Patents, and the amount of any compensation agreed to be paid hereunder by SDC shall not be reduced or otherwise affected thereby.

                             ARTICLE 3 COMPENSATION

3.1 In consideration of the license granted to SDC hereunder, SDC shall pay Toshiba a royalty at the rate of 0.5% of the Net Selling Price (hereinafter defined) of all Licensed Products, sold or otherwise disposed of by or on behalf of SDC prior to and during the term of this Agreement.

3.2 The royalty shall be paid quarterly within thirty (30) days after the end of each calendar quarter during the term of this Agreement and after the date of the expiration or termination of this Agreement. However, the first royalty shall cover Licensed Products sold prior to the Effective Date and during the period from Effective Date to the end of the calendar quarter to which Effective Date belongs.

3.3 For the purpose of calculating the royalty payable hereunder, the term "Net Selling Price" means the gross invoice price of Licensed Products sold by SDC in normal commercial transactions, less the following items of expenses to the extent to which they are actually paid or allowed to be paid and are included in the gross invoice price:

         3.3.1 normal discount actually granted;

         3.3.2 insurance fees, packing and transportation charges as invoiced to customers; and

         3.3.3 duties and sales taxes actually incurred and paid by SDC in connection with the delivery of such Licensed Products

3.4 In case Licensed Products are sold by SDC to any subsidiary or affiliated company of SDC or used or otherwise disposed of by SDC, the term "Net Selling Price" for the purpose of computing the royalty hereunder shall be SDC's then current list price (subject to listed volume discounts generally available as listed on such price list), or, if SDC has no list price, at the Licensed Product's fair market values as determined in good faith by Toshiba.

3.5 Licensed Products shall be considered as used, sold or otherwise disposed of when billed out or, if not billed out, when delivered, shipped, mailed, used or set aside for subsequent use by SDC. Upon expiration or termination of this Agreement, all Licensed Products which have been manufactured but not yet used, sold or otherwise disposed of, or are in the process of being manufactured shall be considered as sold and therefore shall be subject to the royalty.

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3.6 SDC shall submit certified written statements of Licensed Products to
Toshiba quarterly within thirty (30) days after the end of each calendar quarter during the term of this Agreement, and after the date of the expiration or termination of this Agreement, specifying the quantities of the Licensed Products sold, the Net Selling Prices of all model numbers of Licensed Products used, sold or otherwise disposed of under this Agreement during the preceding calendar quarter (and portion thereof in the case of last statement) and the royalty due thereon. However, the first such statement shall cover Licensed Products sold prior to the Effective Date and during the period from Effective Date to the calendar quarter to which Effective Date belongs.

3.7 All amounts payable hereunder by SDC to Toshiba shall be paid by SDC to Toshiba without deduction for taxes or charges of any kind, and such taxes or charges, if any, shall be assumed and paid by SDC. Provided, however, that income taxes or taxes of a similar nature levied on Toshiba by the Government of the United States and paid by SDC for the account of Toshiba shall be deductible to the extent that such taxes are allowable as a credit against taxes levied on Toshiba by the tax authorities of Japan. SDC shall send Toshiba the certificate of such tax payment as may be required by the tax authorities of Japan as soon as practicable after such payment is made.

3.8 All payments to be made hereunder by SDC to Toshiba shall be made in Tokyo, in Japanese yen or other currency acceptable to Toshiba. If the provisions of this Agreement require the conversion of currency with respect to any amount payable under this Agreement, the currency amount payable under this Agreement shall be determined on the basis of the official rate of exchange quoted by an authorized exchange bank in Japan designated by Toshiba, on the day on which the payment for such amount is made hereunder.

3.9 SDC agrees to keep true and accurate records, files and books of account containing all the data necessary for the full computation and verification of the amounts to be paid and the information to be given in the statement herein provided for and further to permit the same to be examined from time to time to the extent necessary for verifying the royalty due and payable hereunder. Such examination shall be made at the expense of Toshiba by a person appointed by Toshiba. If the amount of royalties paid by SDC to Toshiba is found to be less than amounts due, Toshiba will invoice SDC for the additional amount plus interest at the rate of 10% per annum from the date such royalties were payable. Such amounts shall be payable ten (10) days after such invoice date. If the resulting adjustments to the amount of royalties due are greater than five percent (5%) of the royalties reported by SDC in any twelve month period, SDC will pay the reasonable expenses associated with such audit, in addition to the royalty adjustment.

3.10 All amounts payable under this Agreement shall, when overdue, bear interest at 8% per annum for the period from the due date to the date of payment.

                         ARTICLE 4 TERM AND TERMINATION

4.1 This Agreement shall become effective on Effective Date and shall continue until terminated pursuant to Articles 4.2 and 4.3 hereof.

4.2 In the event that SDC fails to perform any or all of the obligations and undertakings to be performed by it under this Agreement and such default shall not be cured within thirty (30) days after notice from Toshiba, then Toshiba shall have the right to terminate this Agreement forthwith upon notice. The termination by Toshiba does not prejudice its right to claim damages suffered by Toshiba in connection with SDC's default or failure or termination of this Agreement.

4.3 Toshiba reserves the right at any time during the term of this Agreement to terminate this Agreement at its sole discretion upon giving notice to SDC in the event that SDC is dissolved or liquidated or commences a proceeding seeking liquidation, reorganization, readjustment of debt, composition or

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other relief under any bankruptcy, insolvency or other similar law, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official.

4.4 Upon expiration or termination of this Agreement as provided for in this
Article 4 hereof, all rights and licenses granted to and obligations undertaken by the parties hereunder shall terminate forthwith except:

         4.4.1 SDC's obligation to pay any amount due hereunder on or prior to expiration or termination of this Agreement.

         4.4.2 SDC's obligation to submit written statements under Article 3 hereof.

         4.4.3 Toshiba's right to examine records, files and books under Article 3 hereof.

                             ARTICLE 5 MISCELLANEOUS

5.1 APPLICABLE LAWS. This Agreement shall be construed and the legal relationship between the parties hereto shall be determined in accordance with the laws of the State of Delaware, provided that all questions concerning the construction or effect of patent applications and patents included in Licensed Patents shall be decided in accordance with the laws of the country in which the particular patent application or patent concerned has been filed or granted, as the case may be.

5.2 NOTICE. Any notice or request hereunder shall be by airmail, facsimile, telex, or telegram given to Toshiba at its office at 1-1, Shibaura 1-chome, Minato-ku, Tokyo 105-8001, Japan and to SDC at its office at 3506 Mercantile Avenue, Naples, Florida 34104 . Either party may, by notice to the other party, change the address to which notices or requests shall be given. All notices or requests shall become effective when received.

5.3 ASSIGNMENT. This Agreement may not be assigned by SDC and shall not inure to the benefit of any trustee in bankruptcy, receiver or other successor of SDC without written consent of Toshiba.

5.4 PATENT MARKING. SDC shall attach proper notices of the Licensed Patents to all Licensed Products in a manner conforming to the applicable laws.

5.5 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement in respect of the subject matter hereof between the parties hereto and supersedes all previous negotiations, commitments and writings, and may not be changed or modified in any manner, orally or otherwise, except by an instrument in writing signed by a duly authorized officer or representative of each of the parties hereto.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in duplicate as of the date first above written by its duly authorized officer or representative.

TOSHIBA CORPORATION                             SMARTDISK CORPORATION

By:/s/ MASAICHI KOGA                            By:  /s/ MICHAEL S. BATTAGLIA
   -----------------                                 ------------------------
     Masaichi Koga
     Senior Executive Vice President

Date: MAY 22, 1998                              Date: MAY 26, 1999

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                                    EXHIBIT A

                                LICENSED PATENTS

1.       U.S. Patent No. 5,550,709

2.       U.S. Patent Application No. 657,198

3.       Japanese Patent Application No. 09-046318


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                                 AMENDMENT NO. 1

                                       TO

                                LICENSE AGREEMENT

This Amendment No. 1 to License Agreement is made and entered into as of September __, 1998 and between Toshiba Corporation, a corporation of Japan, having its principal office at 1-1, Shibaura 1-Chome, Minato-Ku, Tokyo 105-8001 Japan (hereinafter called "TOSHIBA") and SmartDisk Corporation, a corporation of the State of Delaware, the United States, having its principal office at 3506 Mercantile Avenue, Naples, Florida 34104 (hereinafter called "SDC").

                                   WITNESSETH:

         WHEREAS, Toshiba and SDC wish to amend that certain License Agreement between them dated May 26, 1998.

         NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

         1. The definition of "Licensed Product" contained at Section 1.1 of the License Agreement is hereby amended to read in its entirety as follows:

                  "1.1 "Licensed Product" means a floppy disk adaptor referenced as FlashPath and other SmartMedia applications as described in the Business Plan, as amended from time to time as set forth in the JV Agreement, for allowing and/or writing Toshiba's SmartMedia."

         2. Except as amended hereby, all terms and provisions of the License Agreement remain in full force and effect.

         IN WITNESS WHEREOF, each of the parties hereto has caused this agreement to be executed in duplicate as of the date first above written by its duly authorized officer or representative.

Dated: SEPTEMBER 16, 1998              TOSHIBA CORPORATION

                                       By: /s/ CLIDETELA LAEANTS
                                           ---------------------
                                       Its:  GENERAL MANAGER, ADI BUSINESS GROUP

Dated: SEPTEMBER 23, 1998              SMARTDISK CORPORATION

                                       By: /s/ MICHAEL S. BATTAGLIA
                                           ------------------------
                                           Michael S. Battaglia
                                           Chief Executive Officer